Exhibit 99.5

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 8, 2011, NeuStar, Inc. (“Neustar” or the “Company”) completed its acquisition of Targus Information Corporation (“TARGUSinfo”). The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Neustar and TARGUSinfo and have been prepared to give effect to this completed acquisition and related financing, which was accounted for under the acquisition method of accounting in accordance with the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of TARGUSinfo as if it had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and for the nine months ended September 30, 2011 gives effect to the acquisition of TARGUSinfo as if it had occurred on January 1, 2010. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma condensed consolidated financial statements.

Neustar’s acquisition of TARGUSinfo will be accounted for under the acquisition method of accounting, which requires the total purchase price to be allocated to the assets acquired and the liabilities assumed based on their estimated fair values as of the date of the completion of the merger. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill. Management’s estimates of the fair value of tangible and intangible assets acquired and liabilities assumed are based, in part, on third-party valuations. The preliminary allocation of the purchase price reflected in these pro forma financial statements is based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change.

The unaudited pro forma condensed consolidated financial statements, including the notes hereto, should be read in conjunction with the historical audited consolidated financial statements and related notes and “Management’s Discussions and Analysis of Financial Condition and Results of Operations” contained in Neustar’s Annual Report on Form 10-K for the year ended December 31, 2010 and Neustar’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, as well as the historical consolidated financial statements and related notes of TARGUSinfo which are attached as Exhibit 99.3 and Exhibit 99.4, to this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Neustar that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

NEUSTAR, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(in thousands)

	Neustar	TARGUSinfo	Pro Forma Adjustments		Consolidated Total
Current Assets:
Cash and cash equivalents	$357,623	$22,605	$(117,736	) (a)	$262,492
Restricted cash	10,094	—	—		10,094
Short-term investments	34,202	—	—		34,202
Accounts and unbilled receivables, net	88,029	29,020	—		117,049
Prepaid expenses and other current assets	22,568	1,863	—		24,431
Deferred financing costs	—	1,546	1,111	(h)	2,657
Income taxes receivable	12,076	—	—		12,076
Deferred tax assets	9,030	3,077	(489	) (d)	11,618

Total current assets	533,622	58,111	(117,114)		474,619

Long-term investments	18,473	—	—		18,473
Restricted cash	—	843	—		843
Property and equipment, net	90,206	5,253	—		95,459
Goodwill	145,253	—	442,663	(b)	587,916
Intangible assets, net	36,720	3,955	306,245	(c)	346,920
Deferred financing costs, long-term	—	4,679	13,081	(h)	17,760
Other assets, long-term	11,202	—	—		11,202
Deferred tax assets, long-term	7,895	1,730	(9,625	) (d)	—

Total assets	$843,371	$74,571	$635,250		$1,553,192

Current liabilities:
Accounts payable and accrued expenses	$61,693	$11,199	$(1,539	) (a)	$71,353
Deferred revenue	35,546	5,785	(2,183	) (f)	39,148
Capital lease obligations	3,526	—	—		3,526
Note payable	—	16,406	(11,546	) (a)(e)	4,860
Accrued restructuring	2,139	—	—		2,139
Other liabilities	7,043	367	(55	) (i)	7,355

Total current liabilities	109,947	33,757	(15,323)		128,381

Deferred revenue, long-term	10,733	—	—		10,733
Capital lease obligations, long-term	2,459	—	—		2,459
Note payable, long-term	—	148,750	437,390	(a)(e)	586,140
Deferred tax liabilities, long-term	—	—	112,226	(d)	112,226
Other liabilities, long-term	10,332	1,227	(388	) (i)	11,171

Total liabilities	133,471	183,734	533,905		851,110

Total stockholders’ equity (deficit)	709,900	(109,163)	101,345	(g)	702,082

Total liabilities and stockholders’ equity	$843,371	$74,571	$635,250		$1,553,192

See notes to the unaudited pro forma condensed consolidated financial statements

NEUSTAR, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except per share data)

	Neustar	TARGUSinfo	Pro Forma Adjustments		Consolidated Total
Revenue	$520,866	$130,431	$(1,047	) (f)	$650,250

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	111,282	25,037	(70	) (n)	136,249
Sales and marketing	86,363	31,178	(292	) (n)	117,249
Research and development	13,780	9,161	(143	) (n)	22,798
General and administrative	65,496	21,444	(86	) (n)	86,854
Depreciation and amortization	32,861	4,039	42,874	(j)	79,774
Restructuring charges	5,361	—	—		5,361

	315,143	90,859	42,283		448,285

Income from operations	205,723	39,572	(43,330)		201,965
Other income (expense), net	587	117	(34,736	) (l)	(34,032)

Income from continuing operations before income taxes	206,310	39,689	(78,066)		167,933
Provision for income taxes, continuing operations	82,282	15,120	(30,672	) (m)	66,730

Income from continuing operations	$124,028	$24,569	$(47,394)		$101,203

Net income per common share from continuing operations:
Basic	$1.66				$1.36

Diluted	$1.63				$1.33

Weighted average common shares outstanding:
Basic	74,555				74,555

Diluted	76,065				76,072

See notes to the unaudited pro forma condensed consolidated financial statements

NEUSTAR, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(in thousands, except per share data)

	Neustar	TARGUSinfo	Pro Forma Adjustments		Consolidated Total
Revenue	$446,275	$113,225	$(2,380	) (f)	$557,120

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	96,663	18,293	(97	) (n)	114,859
Sales and marketing	76,275	21,676	(416	) (n)	97,535
Research and development	11,183	5,750	(181	) (n)	16,752
General and administrative	63,124	15,185	(2,586	) (k)(n)	75,723
Depreciation and amortization	29,018	2,885	32,155	(j)	64,058
Restructuring charges	387	—	—		387

	276,650	63,789	28,875		369,314

Income from operations	169,625	49,436	(31,255)		187,806
Other income (expense), net	289	(10,449)	(15,836	) (l)	(25,996)

Income from continuing operations before income taxes	169,914	38,987	(47,091)		161,810
Provision for income taxes, continuing operations	65,060	16,348	(18,655	) (m)	62,753

Income from continuing operations	$104,854	$22,639	$(28,436)		$99,057

Net income per common share from continuing operations:
Basic	$1.42				$1.34

Diluted	$1.40				$1.32

Weighted average common shares outstanding:
Basic	73,658				73,658

Diluted	75,079				75,090

See notes to the unaudited pro forma condensed consolidated financial statements

NEUSTAR, INC.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

On November 8, 2011, Neustar completed its acquisition of TARGUSinfo (the “Merger”) for a preliminary purchase price of approximately $658.0 million. The preliminary purchase price of $658.0 million consisted of $657.3 million in cash and $0.7 million in non-cash consideration attributed to assumed TARGUSinfo options.

On November 8, 2011, Neustar entered into a $600 million senior secured term loan facility (the “Term Facility”) that matures on November 8, 2018 and a $100 million senior secured revolving credit facility (the “Revolving Facility”) that matures on November 8, 2016. The entire $600 million was borrowed under the Term Facility on November 8, 2011, and was used to fund a portion of the acquisition of TARGUSinfo and to pay costs, fees and expenses incurred in connection with the Merger. Neustar did not draw any monies under the Revolving Facility.

The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Term Facility, the Revolving Facility and the Merger, which will be accounted for under the acquisition method of accounting in accordance with the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Neustar’s amended Current Report on Form 8-K/A prepared in connection with the acquisition of TARGUSinfo.

Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning Neustar has been derived from the audited consolidated financial statements of Neustar for the year ended December 31, 2010 and the unaudited consolidated financial statements for the nine months ended September 30, 2011. The information concerning TARGUSinfo has been derived from the audited consolidated financial statements of TARGUSinfo for the year ended December 31, 2010 and the unaudited consolidated financial statements for the nine months ended September 30, 2011.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had these transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.

Note 2. Preliminary Purchase Price Allocation

The total purchase price is approximately $658.0 million, which includes cash consideration of $657.3 million and non-cash consideration of $0.7 million attributed to assumed TARGUSinfo options. Of the total cash consideration, approximately $43.5 million was distributed to an escrow account, of which $40.0 million will be available to satisfy indemnification claims for breaches of the agreement and plan of merger. An additional $3.0 million and $0.5 million of the merger consideration payable to the stockholders of TARGUSinfo was deposited into separate escrow accounts and will be available for purchase price adjustments and the reimbursement of certain costs and expenses of the stockholder representative, respectively. The funds in the indemnity escrow account will remain in escrow for a one-year period (unless claims are pending at such time), after which remaining proceeds will be distributed to the TARGUSinfo stockholders.

NEUSTAR, INC.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Under the acquisition method of accounting, the total estimated purchase price is allocated to TARGUSinfo’s net tangible and intangible assets acquired and liabilities assumed based on their fair values as of November 8, 2011, the effective date of the Merger. Based in part on a third-party valuation, and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price of $658.0 million is allocated as follows (in thousands):

Cash and cash equivalents	$1,601
Accounts receivable	25,752
Income tax receivable	15,138
Other assets	11,642
Accounts payable and accrued expenses	(9,386)

Deferred tax liability	(120,841)
Deferred revenue	(3,604)
Other liabilities	(3,727)

Net tangible liabilities assumed	(83,425)
Customer relationships	256,700
Acquired identified technology	46,500
Trade names and trademarks	7,000
Goodwill	431,178

Total preliminary purchase price	$657,953

Of the total purchase price, an estimate of $83.4 million has been allocated to net tangible liabilities assumed, approximately $310.2 million has been allocated to definite-lived intangible assets acquired, and approximately $431.2 million has been allocated to goodwill. The areas of the purchase price allocation that are not yet finalized relate primarily to a working capital adjustment and income and non-income based tax liabilities.

The Company utilized a third-party valuation in determining the fair value of the definite-lived intangible assets. The income approach, which includes the application of the Relief from Royalty Method or the Discounted Cash Flow Method, was the primary technique utilized in valuing the identifiable intangible assets. Neustar expects to amortize the value of customer relationships, acquired technology, and trade names and trademarks on a straight-line basis over 8 years, 5 years, and 3 years, respectively.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. The goodwill is not expected to be deductible for tax purposes.

Note 3. Pro Forma Adjustments

The unaudited pro forma condensed financial statements reflect adjustments attributed to the Merger to adjust amounts related to TARGUSinfo’s net tangible assets and intangible assets to an estimate of the fair values of those amounts, and to reflect amortization expense related to the estimated amortizable intangible assets. In addition, adjustments include the borrowings under the Term Facility used to fund a portion of the Merger and to pay costs, fees and expenses incurred in connection with the Merger.

As of the date of this report, Neustar has not identified any material pre-acquisition contingencies where the related asset or liability is probable and the amount of the asset or liability can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The unaudited pro forma condensed consolidated financial statements include pro forma adjustments to:

a)	reflect cash paid and related borrowings of $600 million related to the Merger. In addition, in connection with the Merger, Neustar incurred legal and other third-party costs of $10.5 million, including $8.5 million of costs incurred subsequent to September 30, 2011 and $1.5 million accrued as of September 30, 2011. This pro forma adjustment is necessary to reflect the acquisition costs as if they had been incurred and paid at September 30, 2011.

NEUSTAR, INC.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

b)	reflect the goodwill based on net assets acquired as if the Merger occurred on September 30, 2011. The difference between the amount recorded on a pro forma basis and the actual balance as of the Merger date is the result of changes in net assets of TARGUSinfo between September 30, 2011 and November 8, 2011.

c)	reflect the fair value of customer relationships estimated to be $256.7 million, acquired technology estimated to be $46.5 million and trade names and trademarks estimated to be $7.0 million.

d)	reflect net deferred tax assets and liabilities related to the Merger.

e)	eliminate the TARGUSinfo note payable of $165.2 million as of September 30, 2011 not assumed by Neustar in connection with the Merger.

f)	adjust TARGUSinfo’s deferred revenue and related revenue to the fair value of the legal performance obligations of the combined company.

g)	eliminate TARGUSinfo’s stockholders’ deficit balance, reflect the non-cash purchase price of $0.7 million attributed to TARGUSinfo assumed options, and to reflect legal and other third-party costs of $8.5 million incurred subsequent to September 30, 2011.

h)	eliminate TARGUSinfo’s deferred financing costs of $6.2 million as of September 30, 2011 attributable to the TARGUSinfo note payable not assumed in the Merger. In addition, to reflect Neustar’s deferred financing costs of $20.4 million incurred in connection with its Term Facility and Revolving Facility.

i)	reflect estimated fair value of assumed liabilities as of the Merger date.

j)	reflect amortization expense of $43.7 million and $32.8 million for the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively, related to the identified intangibles acquired as a result of the Merger. In addition, to reverse TARGUSinfo’s amortization expense of $0.8 million and $0.6 million for the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively.

k)	eliminate acquisition costs of $2.5 million reflected in the historical financial statements for the nine months ended September 30, 2011 that are directly related to the Merger and are non-recurring in nature. There were no such costs reflected in the historical statement of operations for the year ended December 31, 2010.

l)	eliminate TARGUSinfo interest expense attributed to the note payable not assumed in the Merger and to record interest expense, including the amortization of debt issuance costs, related to Neustar’s $600 million Term Facility.

m)	record the tax effect using enacted statutory tax rates.

n)	eliminate TARGUSinfo’s historical stock-based compensation for the year ended December 31, 2010 and the nine months ended September 30, 2011 of $2.1 million and $1.9 million, respectively, and to reflect incremental stock-based compensation expense of $1.5 million and $1.1 million attributed to the assumption of TARGUSinfo unvested options in connection with the Merger. The fair value of the unvested assumed options was determined by utilizing the Hull-White lattice model. The assumptions utilized in valuing the unvested rollover options were as follows: an expected volatility of range of 36.24% to 36.53%, a risk-free interest rate of 1.35% to 2.15%, a dividend yield of 0%, and Neustar’s last reported sale price of shares on the New York Stock Exchange on November 8, 2011 of $33.07 per share.

Note 4. Pro Forma Net Income per Common Share from Continuing Operations

The pro forma basic and diluted net income per common share from continuing operations are based on the weighted average number of shares of Neustar’s common stock outstanding during each period presented and the dilutive effect of TARGUSinfo’s unvested options as if such options had been outstanding as of January 1, 2010 for the year ended December 31, 2010 and as of January 1, 2011 for the nine months ended September 30, 2011.